Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 6, 2004, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-114451) and related Prospectus of IntraBiotics Pharmaceuticals, Inc. for the registration of 3,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California
April 21, 2004